Earnings Presentation THIRD QUARTER 2021 RESULTS Contact: (email) Tracey.Dexter@SeacoastBank.com (phone) 772.403.0461 (web) www.SeacoastBanking.com

2 THIRD QUARTER 2021 EARNINGS PRESENTATION Cautionary Notice Regarding Forward-Looking Statements This press release contains “forward-looking statements” within the meaning, and protections, of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about future financial and operating results, cost savings, enhanced revenues, economic and seasonal conditions in the Company’s markets, and improvements to reported earnings that may be realized from cost controls, tax law changes, new initiatives and for integration of banks that the Company has acquired, or expects to acquire, Legacy Bank of Florida, Florida Business Bank and Sabal Palm Bank, as well as statements with respect to Seacoast's objectives, strategic plans, expectations and intentions and other statements that are not historical facts, any of which may be impacted by the COVID-19 pandemic and related effects on the U.S. economy. Actual results may differ from those set forth in the forward-looking statements. Forward-looking statements include statements with respect to the Company’s beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates and intentions about future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond the Company’s control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect the Company to update any forward-looking statements. All statements other than statements of historical fact could be forward-looking statements. You can identify these forward- looking statements through the use of words such as “may”, “will”, “anticipate”, “assume”, “should”, “support”, “indicate”, “would”, “believe”, “contemplate”, “expect”, “estimate”, “continue”, “further”, “plan”, “point to”, “project”, “could”, “intend”, “target” or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic and market conditions, including seasonality and the adverse effects of COVID-19 (economic and otherwise); government or regulatory responses to the COVID-19 pandemic; governmental monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve, as well as legislative, tax and regulatory changes including those that impact the money supply and inflation; changes in accounting policies, rules and practices, including the impact of the adoption of the current expected credit losses (“CECL”) methodology; participation in the Paycheck Protection Program (“PPP”); the risks of changes in interest rates on the level and composition of deposits, loan demand, liquidity and the values of loan collateral, securities, and interest rate sensitive assets and liabilities; interest rate risks, sensitivities and the shape of the yield curve; uncertainty related to the impact of LIBOR calculations on securities, loans and debt; changes in borrower credit risks and payment behaviors; changes in retail distribution strategies, customer preferences and behavior; changes in the availability and cost of credit and capital in the financial markets; changes in the prices, values and sales volumes of residential and commercial real estate; our ability to comply with any regulatory requirements; the effects of problems encountered by other financial institutions; changes in the prices, values and sales volumes for residential and commercial real estate; our ability to comply with any regulatory requirements; the effects of problems encountered by other financial institutions that adversely affect Seacoast or the banking industry; the Company's concentration in commercial real estate loans and in real estate collateral in Florida; inaccuracies or other failures from the use of models, including the failure of assumptions and estimates, as well as differences in, and changes to, economic, market and credit conditions; the impact on the valuation of Seacoast’s investments due to market volatility or counterparty payment risk; statutory and regulatory dividend restrictions; increases in regulatory capital requirements for banking organizations generally; the risks of mergers, acquisitions and divestitures, including Seacoast’s ability to continue to identify acquisition targets and successfully acquire and integrate desirable financial institutions; changes in technology or products that may be more difficult, costly, or less effective than anticipated; the Company's ability to identify and address increased cybersecurity risks, including as a result of employees working remotely; inability of Seacoast’s risk management framework to manage risks associated with the Company's business; dependence on key suppliers or vendors to obtain equipment or services for the business on acceptable terms; reduction in or the termination of Seacoast’s ability to use the mobile-based platform that is critical to the Company's business growth strategy; the effects of war or other conflicts, acts of terrorism, natural disasters, health emergencies, epidemics or pandemics, or other catastrophic events that may affect general economic conditions; unexpected outcomes of and the costs associated with, existing or new litigation involving the Company, including as a result of the Company’s participation in the PPP; Seacoast’s ability to maintain adequate internal controls over financial reporting; potential claims, damages, penalties, fines and reputational damage resulting from pending or future litigation, regulatory proceedings and enforcement actions; the risks that deferred tax assets could be reduced if estimates of future taxable income from the Company's operations and tax planning strategies are less than currently estimated and sales of capital stock could trigger a reduction in the amount of net operating loss carryforwards that the Company may be able to utilize for income tax purposes; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, non-bank financial technology providers, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in the Company's market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; the failure of assumptions underlying the establishment of reserves for possible loan losses. The risks relating to the Sabal Palm Bancorp, Inc. and Business Bank of Florida, Corp. proposed mergers include, without limitation: the timing to consummate the proposed mergers; the risk that a condition to closing of the proposed mergers may not be satisfied; the risk that the proposed mergers are not completed at all; the diversion of management time on issues related to the proposed mergers; unexpected transaction costs, including the costs of integrating operations; the risks that the businesses will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the mergers being lower than expected; the risk of deposit and customer attrition; any changes in deposit mix; unexpected operating and other costs, which may differ or change from expectation; the risk of customer and employee loss and business disruptions, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures on solicitations of customers by competitors; as well as difficulties and risks inherent with entering new markets. Actual results and capital and other financial conditions may differ materially from those included in these statements due to a variety of factors. These factors include, among others described above, macroeconomic and other challenges and uncertainties related to the COVID-19 pandemic, such as the duration and severity of the impact on public health, the U.S. and global economies, financial markets and consumer and corporate customers and clients, including economic activity and employment, as well as the various actions taken in response by governments, central banks and others, including Seacoast, and the precautionary statements included in this release. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in the Company’s annual report on Form 10-K for the year ended December 31, 2020 and quarterly reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021 under “Special Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors”, and otherwise in the Company’s SEC reports and filings. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC’s Internet website at www.sec.gov.

3 THIRD QUARTER 2021 EARNINGS PRESENTATION • Highly disciplined credit portfolio • Strong liquidity position • Prudent capital position to support further organic growth and opportunistic acquisition • Steady increase in shareholder value with tangible book value per share increasing 13% year-over- year • Active board with a diverse range of experience and expertise Valuable Florida Franchise, Well Positioned for Growth with Strong Capital, Liquidity and Disciplined Credit Culture • $9.9 billion in assets as of September 30, 2021, operating in the nation’s third-most populous state • Strong presence in four of Florida’s most attractive markets ▪ #1 Florida-based bank in Orlando MSA ▪ #1 market share in Port St Lucie MSA ▪ #2 Florida-based bank in West Palm Beach/Fort Lauderdale ▪ #2 Florida-based bank in St. Petersburg • Market Cap: $2.0 billion as of September 30, 2021 Seacoast Customer Map

4 THIRD QUARTER 2021 EARNINGS PRESENTATION • Companies and individuals seeking real estate affordability, lower taxes, warmer weather, and easy flights back to the Northeast are migrating to Florida. • Florida's population grew 14.6% between 2010 and 2020. Double the rate of overall U.S. population growth. Source: US Census data • In March 2021, short-term population projections were increased reflecting stronger domestic net-migration trends supported by a shift in lifestyle preference away from more dense urban areas. Source: Office of Economic & Demographic Research – Florida’s population will surpass 23 million by late 2024 or 2025 (21.6 million at year-end 2020). – This increase is equivalent to adding a city larger than Orlando every year • Financial institutions and other major corporations have announced plans to relocate some or all of their operations to Florida in the near future: Florida’s Economic Growth Continues to Accelerate

5 THIRD QUARTER 2021 EARNINGS PRESENTATION Third Quarter 2021 Highlights • Net income of $22.9 million includes the impact of recording the provision for loan losses associated with the day 1 onboarding of Legacy Bank’s loan portfolio and merger-related expenses associated with Legacy Bank and with the two pending transactions. • Adjusted net income1 of $29.4 million includes the day 1 impact on provision for loan losses related to onboarding the Legacy Bank loan portfolio. • Pre-tax pre-provision adjusted earnings1 of $43.9 million, an increase of $6.1 million compared to the prior quarter, and an increase of $7.5 million compared to the prior year quarter. • Steadily building shareholder value through consistent growth in tangible book value per share, ending the period at $17.52, an increase of 13% over the prior year. • Commercial loan originations increased 72% over the prior quarter to $332 million. • Commercial pipeline has grown in each quarter of 2021, the result of continued investments in commercial banking talent and technology. • Continued strong asset quality trends, with nonperforming loans declining to 0.55% of total loans. • Cost of deposits improved to seven basis points. • Record wealth management revenue of $2.6 million and 47% AUM growth from September 30, 2020. • Record SBA income of $0.8 million, with a renewed focus on saleable lending activity as the Paycheck Protection Program (“PPP”) winds down. • Completed the acquisition of Legacy Bank of Florida on August 6, 2021, deepening South Florida presence. • Announced the proposed acquisitions of Sabal Palm Bank and Florida Business Bank, both expected to close in the first quarter of 2022. 1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP.

Net Interest Income and Margin


Net Interest Income
Net Interest Margin
NIM, excluding PPP and accretion on acquired loans
($ in thousands)
$63,621
3.42%
3.40%
$68,903
3.59%
3.37%
$66,741
3.51%
3.25%
$65,933
3.23%
3.03%
$71,455
3.22%
2.89%
3Q'20
4Q'20
1Q'21
2Q'21
3Q'21

- Net interest income[1] totaled $71.5 million, an increase of $5.5 million, or 8%, from the prior quarter. This included interest and fees earned on PPP loans of $5.9 million compared to $5.1 million in the prior quarter.
- Loan growth resulted in an increase in interest and fees on non-PPP loans by $3.3 million compared to the prior quarter, while non-PPP loan yields declined seven basis points to 4.29%.
- The effect on net interest margin of accretion of purchase discounts on acquired loans was an increase of 15 basis points compared to an increase of 14 basis points in the prior quarter. The effect on net interest margin of interest and fees on PPP loans was an increase of 18 basis points compared to an increase of six basis points in the prior quarter.
- Securities income increased $1.2 million from the prior quarter due to higher investment balances and the benefit of a $0.4 million contractual yield maintenance provision. Yields declined four basis points to 1.59%.

[1]*Calculated on a fully taxable equivalent basis using amortized cost.*

Seacoast BANKING CORPORATION OF FLORIDA THIRD QUARTER 2021 EARNINGS PRESENTATION
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Continued Strength in Noninterest Income

Noninterest Income ($ in thousands)



BOLI
Other Income[2]
SBA Gains
Mortgage Banking
Wealth Management
Interchange Income
Service Charges
$16,946
$899
$2,616
$252
$5,283
$1,972
$3,682
$2,242
$15,322
$872
$2,371
$232
$2,977
$2,387
$4,145
$2,338
$19,028
$1,128
$5,350
$812
$2,550
$2,562
$4,131
$2,495
3Q'20
2Q'21
3Q'21

Adjusted Noninterest Income[1] ($ in thousands)



BOLI
Other Income[3]
SBA Gains
Mortgage Banking
Wealth Management
Interchange Income
Service Charges
$16,942
$899
$2,611
$252
$5,283
$1,973
$3,682
$2,242
$15,377
$872
$2,427
$232
$2,977
$2,386
$4,145
$2,338
$19,058
$1,128
$5,380
$812
$2,550
$2,562
$4,131
$2,495
3Q'20
2Q'21
3Q'21

Noninterest income increased $3.7 million from the prior quarter to $19.0 million, and adjusted noninterest income[1] increased $3.7 million to $19.1 million sequentially. Changes include:

- Wealth management income increased to a record $2.6 million, compared to $2.4 million in the second quarter of 2021. With total assets under management of $1.2 billion, the team continues to successfully win business with commercial relationships and high net worth families across the Company's footprint.
- Mortgage banking fees were $2.5 million, compared to $3.0 million in the prior quarter, due to slowing refinance activity and low housing inventory levels.
- SBA gains were a record $0.8 million, compared to $0.2 million in the prior quarter, reflecting a renewed focus on saleable lending activity as PPP winds down.
- The Company acquired $25 million in BOLI late in the second quarter of 2021, and $9.1 million in BOLI from Legacy Bank, contributing to an increase of $0.3 million in related income during the quarter. Late in the third quarter, the Company purchased an additional $25.0 million in BOLI.
- Other income increased by $3.0 million, attributed to gains on an SBIC investment. These gains resulted from the liquidation of an investment made by the fund. The amounts recognized on SBIC investments will vary and are not expected to occur on a routine basis.

[1]Non-GAAP measure, see "Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP.
[2]Other Income includes income and gains on SBIC investments, marine finance fees, and other fees related to customer activity as well as securities gains of $4 thousand in 3Q'20, losses of $0.1 million in 2Q'21 and losses of $30 thousand in 3Q'21.
[3]Other Income on an adjusted basis includes income and gains on SBIC investments, marine finance fees, and other fees related to customer activity.

Seacoast BANKING CORPORATION OF FLORIDA THIRD QUARTER 2021 EARNINGS PRESENTATION
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Continued Focus on Disciplined Expense Control

Noninterest Expense ($ in thousands)



Other Expense[2]
Legal & Professional
Occupancy & Telephone
Data Processing Cost
Amortization of Intangibles
Salaries & Benefits
$51,674
$7,772
$3,018
$6,139
$6,128
$1,497
$27,120
$45,784
$5,481
$2,182
$5,314
$4,676
$1,212
$26,919
$55,268
$6,187
$4,151
$5,918
$5,610
$1,306
$32,096
3Q'20
2Q'21
3Q'21

Adjusted Noninterest Expense[1] ($ in thousands)



Other Expense[2]
Legal & Professional
Occupancy & Telephone
Data Processing Cost
Salaries & Benefits
$45,432
$7,525
$1,714
$5,445
$4,207
$26,541
$43,400
$5,448
$1,677
$5,217
$4,694
$26,364
$46,811
$5,891
$2,131
$5,441
$4,657
$28,691
3Q'20
2Q'21
3Q'21

Noninterest expense increased $9.5 million and adjusted noninterest expense[1] increased $3.4 million sequentially. The third quarter included $6.3 million in merger-related expenses and $0.9 million in costs associated with branch consolidation and other initiatives. Changes quarter-over-quarter on an adjusted basis include:

- Salaries and benefits increased $2.3 million to $28.7 million resulting from increases relating to the addition of the Legacy Bank branch franchise, and increases resulting from investments in commercial banking talent.
- Legal and professional fees increased by $0.5 million compared to the second quarter and includes support for technology initiatives.
- Other Expense increased $0.4 million, which included $0.1 million in provision for credit losses on unfunded commitments acquired from Legacy Bank, and higher marketing expenses associated with the timing of campaigns.

Seacoast BANKING CORPORATION OF FLORIDA THIRD QUARTER 2021 EARNINGS PRESENTATION

[1]*Non-GAAP measure, see "Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP.*

[2]*Other Expense includes marketing expenses, provision for credit losses on unfunded commitments, foreclosed property expense and net loss/(gain) on sale, and other expenses associated with ongoing business operations.*

8

9 THIRD QUARTER 2021 EARNINGS PRESENTATION • The efficiency ratio was 59.5% for the third quarter of 2021 compared to 54.9% in the prior quarter and 61.6% in the third quarter of 2020. Increases in the third quarter reflect higher expenses resulting from the acquisition of Legacy Bank during the third quarter of 2021. • The adjusted efficiency ratio1 was 51.5% for the third quarter of 2021 compared to 53.5% in the prior quarter and 54.8% in the third quarter of 2020. Palm Beach Community Bank and North Star Bank Acquisitions Pa lm B ea ch C om m un ity a nd N or th S ta r Ba nk A cq ui si tio n Efficiency Ratio Trend 58% 66% 57% 53% 49% 48% 60% 50% 62% 48% 53% 55% 60% 3Q '18 4Q '18 1Q '19 2Q '19 3Q '19 4Q '19 1Q '20 2Q '20 3Q '20 4Q '20 1Q '21 2Q '21 3Q '21 1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP. 57% 54% 56% 51% 49% 48% 54% 50% 55% 49% 52% 53% 51% 3Q '18 4Q '18 1Q '19 2Q '19 3Q '19 4Q '19 1Q '20 2Q '20 3Q '20 4Q '20 1Q '21 2Q '21 3Q '21 GAAP - Efficiency Adjusted - Efficiency1 First Bank of the Palm Beaches First Green Bank Freedom Bank Legacy Bank of Florida

10 THIRD QUARTER 2021 EARNINGS PRESENTATION Disciplined Approach to Lending in an Expanding Florida Economy $5,858 $5,735 $5,661 $5,437 $5,906 $5,219 $5,168 $5,079 $5,073 $5,715$639 $567 $582 $364 $191 4.11% 4.42% 4.39% 4.33% 4.49% 4.22% 4.23% 4.15% 4.13% 4.03% Yield Excluding PPP and Accretion on Acquired Loans Reported Yield PPP Loans Loans Excluding PPP 3Q'20 4Q'20 1Q'21 2Q'21 3Q'21 Total Loans Outstanding ($ in millions) • Loans outstanding, excluding PPP, increased $642 million quarter-over-quarter, including $439 million from the acquisition of Legacy Bank. • Commercial loan originations increased 72% to $332 million, and the commercial pipeline increased 15% to $369 million. • Total PPP loan forgiveness during the third quarter was $217 million, resulting in acceleration of fee income and an increase in overall loan yields to 4.49%. • The yield on non-PPP loans declined to 4.29% from 4.36% in the second quarter of 2021, and when further excluding accretion on acquired loans, declined to 4.03% from 4.13%. • The Company remains focused and committed to its strict credit underwriting standards.

11 THIRD QUARTER 2021 EARNINGS PRESENTATION Organic Growth in Commercial Loan Categories During the Quarter Loans by Segment Compared to the Prior Quarter (in thousands) Total Loans 9/30/2021 Legacy Bank Acquired Wholesale Loan Purchases 09/30/2021 Excl. Legacy Bank and Purchases Organic Δ from PQ Construction and Land Development $ 227,459 $ 36,651 — $ 190,808 $ (43,540) Owner Occupied CRE 1,201,336 35,363 — 1,165,973 38,332 Commercial Real Estate 1,673,587 237,091 17,077 1,419,419 6,992 Commercial and Financial 982,552 58,324 — 924,228 23,998 Residential Real Estate 1,467,329 70,541 180,801 1,215,987 (10,550) Consumer 163,019 647 — 162,372 (9,394) Total Loans Excl. PPP 5,715,282 438,617 197,878 5,078,787 5,838 PPP 190,602 38,598 — 152,004 (212,108) Total Loans $ 5,905,884 $ 477,215 $ 197,878 $ 5,230,791 $ (206,270) Excluding growth from the Legacy Bank acquisition and wholesale purchases: $6 million in organic net loan growth $26 million (3% annualized) commercial growth

12 THIRD QUARTER 2021 EARNINGS PRESENTATION Paycheck Protection Program Loans ($ in m ill io ns ) $576 $256 $39 ($675) $196 December 31, 2020 Originations Acquisitions Forgiveness September 30, 2021 PPP Fee Revenue Summary (in thousands) Fees earned from SBA to date (net of related costs) to originate PPP loans $ 27,641 Fees recognized in 2020 (7,774) Fees recognized to date in 2021 (14,485) Fees remaining to be recognized in future periods $ 5,382 5,169 loans $9.5 deferred fees 2,782 loans 6,259 loans 2,111 loans $5.4 deferred fees PPP Loans Rollforward As of September 30, 2021, $5.4 million in fees remain that will be recognized over the loans’ remaining contractual maturity, or earlier, as loans are forgiven. 419 loans

Investment Securities Performance and Composition



($ in millions)
$1,287
2.12%
$207
$1,323
1.63%
$493
$1,546
1.59%
$527
3Q'20
2Q'21
3Q'21
HTM Securities
AFS Securities
Yield

Unrealized Gain (Loss) in Securities as of September 30, 2021

(in thousands)	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
Available for Sale				
Government backed	$ 6,785	$ 371	$ (2)	$ 7,154
Agency mortgage backed	1,147,743	12,378	(9,450)	1,150,671
Private label MBS and CMOs	75,754	1,710	(236)	77,228
CLO	277,262	149	(105)	277,306
Municipal	32,016	1,837	(57)	33,796
Total Available for Sale	$ 1,539,560	$ 16,445	$ (9,850)	$ 1,546,155
Held to Maturity				
Agency mortgage backed	$ 526,502	$ 4,702	$ (12,740)	$ 518,464
Total Held to Maturity	$ 526,502	$ 4,702	$ (12,740)	$ 518,464
Total Securities	$ 2,066,062	$ 21,147	$ (22,590)	$ 2,064,619

- Portfolio yield declined four basis points to 1.59% from 1.63% in the prior quarter, primarily due to lower yielding portfolio additions, partially offset by lower amortization from slower prepayments, and a contractual yield maintenance provision that positively impacted yield by eight basis points.
- The net unrealized gain on AFS securities decreased from $12.4 million at June 30, 2021 to $6.6 million at September 30, 2021, largely due to the steepening of the yield curve during the quarter.
- Net additions of approximately $256 million were primarily Agency CMOs with a weighted average duration of 3.0 and weighted average yield of 1.42%.
- AFS portfolio duration declined to 3.16 from 3.22 in the prior quarter.

Seacoast BANKING CORPORATION OF FLORIDA THIRD QUARTER 2021 EARNINGS PRESENTATION
13

14 THIRD QUARTER 2021 EARNINGS PRESENTATION Strong Deposit Franchise Supported by Attractive Markets • Total deposits increased $498 million quarter- over-quarter, including $495 million from the Legacy Bank acquisition, and increased $1.4 billion, or 21%, compared to the third quarter of 2020. • Overall cost of deposits decreased to seven basis points from eight basis points in the prior quarter. • Transaction accounts increased 30% year-over- year and represent 59% of overall deposit funding. • At September 30, 2021, $233 million in customer deposits are being held off-balance sheet through programs with third-party deposit networks. This compares to $116 million at June 30, 2021. $6,915 $6,933 $7,386 $7,836 $8,334 $3,786 $3,856 $4,333 $4,716 $4,932 $2,112 $2,246 $2,440 $2,618 $2,785$1,017 $831 $613 $502 $617 Transaction Accounts Savings & Money Market Time Deposits 3Q'20 4Q'20 1Q'21 2Q'21 3Q'21 59% Deposits Outstanding ($ in millions)

15 THIRD QUARTER 2021 EARNINGS PRESENTATION Continued Branch Optimization While Maintaining Low Cost of Deposits • Seacoast's continued focus on organic growth and relationship-based funding, in combination with its innovative analytics platform, supports a well-diversified, low-cost deposit portfolio. • Cost of deposits declined one basis point quarter-over-quarter. Consistently low cost of deposits reflects the significant value of the deposit franchise. • Seacoast continues to evolve its branch footprint by redirecting capacity to attractive growth markets, and has consolidated 28% of branches since 2017. As of September 30, 2021, deposits per banking center were $165 million, compared to $138 million on September 30, 2020. ($ in m ill io ns ) Trended Cost of Deposits and Deposits per Branch $118 $116 $118 $135 $138 $138 $156 $166 $165 2.00% 1.75% 0.25% 0.25% 0.25% 0.25% 0.25% 0.25% 0.25% 0.73% 0.61% 0.57% 0.31% 0.24% 0.19% 0.13% 0.08% 0.07% Cost of Deposits Fed Funds Deposits per branch 3Q'19 4Q'19 1Q'20 2Q'20 3Q'20 4Q'20 1Q'21 2Q'21 3Q'21 1Includes customer deposits held off-balance sheet through programs with third-parties. 1

16 THIRD QUARTER 2021 EARNINGS PRESENTATION A Continued Focus on Building Wealth Management $653 $870 $1,161 4Q'19 4Q'20 3Q’21 Assets Under Management ($ in millions) • Assets under management totaled $1.2 billion at September 30, 2021 increasing 47% from September 30, 2020. This is a result of the wealth management team’s continuing success at winning business with commercial relationships and high net worth families across the footprint. • Wealth Management Income was $2.6 million in the third quarter of 2021, compared to $2.4 million in the prior quarter, and $2.0 million in the prior year quarter. • Since December 31, 2019, assets under management have increased at a compound annual growth rate (“CAGR”) of 34%. 34% CAG R

17 THIRD QUARTER 2021 EARNINGS PRESENTATION Allowance for Credit Losses and Purchase Discount ($ in thousands) Loans Outstanding Allowance for Credit Losses % of Category Purchase Discount % of Category Acquisition, Development & Construction $ 227,459 $ 2,603 1.14% $ 724 0.32 % Owner Occupied Commercial Real Estate 1,201,336 8,653 0.72 4,513 0.38 Commercial Real Estate 1,673,587 40,085 2.40 15,344 0.92 Residential Real Estate 1,467,329 14,127 0.96 1,839 0.13 Commercial & Financial 982,552 19,524 1.99 4,064 0.41 Consumer 163,019 2,832 1.74 87 0.05 Total Excluding PPP $ 5,715,282 $ 87,823 1.54% $ 26,571 0.46 % Paycheck Protection Program $ 190,602 $ — — % $ 25 0.01 % Total $ 5,905,884 $ 87,823 1.49% $ 26,596 0.45% • The acquisition of Legacy Bank resulted in the addition of $11.2 million in allowance for credit losses, of which $8.2 million is reflected in the third quarter provision for credit losses, and $3.0 million is recognized as an adjustment to the loans’ cost basis. An additional $6.0 million in purchase discount will be accreted through yield over the life of the loans. • The total allowance for credit losses of $87.8 million as of September 30, 2021 represents management’s estimate of lifetime expected credit losses. The remaining unrecognized discount on acquired loans of $26.6 million will be earned as an adjustment to yield over the life of the loans. Additionally, a reserve for potential credit losses on lending-related commitments of $2.3 million is reflected within Other Liabilities.

18 THIRD QUARTER 2021 EARNINGS PRESENTATION Continued Strong Asset Quality Trends Net Charge-Offs $1,736 $3,127 $370 $655 $1,432 0.12% 0.21% 0.03% 0.05% 0.10% NCO NCO/Total Loans 3Q'20 4Q'20 1Q'21 2Q'21 3Q'21 Nonperforming Loans $36,897 $36,110 $35,328 $32,920 $32,612 0.63% 0.63% 0.62% 0.61% 0.55% NPL NPL/Total Loans 3Q'20 4Q'20 1Q'21 2Q'21 3Q'21 $94,013 $92,733 $86,643 $81,127 $87,823 1.80% 1.79% 1.71% 1.60% 1.54% 1.60% 1.62% 1.53% 1.49% 1.49% ACL ACL/Total Loans Excluding PPP ACL/Total Loans 3Q'20 4Q'20 1Q'21 2Q'21 3Q'21 10% 9% 9% 7% 10% 8% 7% 7% 6% 4% Classified Special Mention 3Q'20 4Q'20 1Q'21 2Q'21 3Q'21 Allowance for Credit Losses ($ in thousands) Criticized Loans as a % of Risk-Based Capital

19 THIRD QUARTER 2021 EARNINGS PRESENTATION Strong Capital Supporting a Fortress Balance Sheet $15.57 $16.16 $16.62 $17.08 $17.52 $19.91 $20.46 $20.89 $21.33 $22.12 Tangible Book Value Per Share Book Value Per Share 3Q'20 4Q'20 1Q'21 2Q'21 3Q'21 10.7% 11.0% 10.7% 10.4% 10.6% 3Q'20 4Q'20 1Q'21 2Q'21 3Q'21 17.9% 18.5% 19.1% 19.2% 18.6% 16.8% 17.4% 18.1% 18.3% 17.7% Total Risk Based Capital Tier 1 Ratio 3Q'20 4Q'20 1Q'21 2Q'21 3Q'21 11.4% 13.9% 15.6% 13.9% 9.6% 13.1% 14.0% 16.0% 14.3% 11.7% GAAP - ROTCE Adjusted - ROTCE 3Q'20 4Q'20 1Q'21 2Q'21 3Q'21 1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP. 2FDICIA defines well capitalized as 10.0% for total risk based capital and 8.0% for Tier 1 ratio at a total Bank level. Tangible Book Value and Book Value Per Share Tangible Common Equity / Tangible Assets Total Risk Based and Tier 1 CapitalReturn on Tangible Common Equity 1 10.0%2 8.0%2

20 THIRD QUARTER 2021 EARNINGS PRESENTATION Steady Increase in Shareholder Value $10.41 $10.55 $10.95 $11.15 $11.39 $11.67 $12.01 $12.33 $12.98 $13.65 $14.30 $14.76 $14.42 $15.11 $15.57 $16.16 $16.62 $17.08 $17.52 1Q'17 2Q'17 3Q'17 4Q'17 1Q'18 2Q'18 3Q'18 4Q'18 1Q'19 2Q'19 3Q'19 4Q'19 1Q'20 2Q'20 3Q'20 4Q'20 1Q'21 2Q'21 3Q'21 • Compounded annual growth rate of 12% in tangible book value per share since 2017. • The decline in tangible book value per share during the first quarter of 2020 was primarily attributed to the Day-1 impact of the adoption of CECL. • Initiated a quarterly cash dividend of $0.13 in the second quarter of 2021.

21 THIRD QUARTER 2021 EARNINGS PRESENTATION Contact Details: Seacoast Banking Corporation of Florida Tracey L. Dexter Executive Vice President Chief Financial Officer (772) 403-0461 INVESTOR RELATIONS NASDAQ: SBCF

22 THIRD QUARTER 2021 EARNINGS PRESENTATION Appendix

23 THIRD QUARTER 2021 EARNINGS PRESENTATION Quarterly Trend Nine Months Ended (Amounts in thousands) 3Q'21 2Q'21 1Q'21 4Q'20 3Q'20 3Q'21 3Q'20 Commercial pipeline at period end $ 368,907 $ 322,014 $ 240,871 $ 166,735 $ 256,191 368,907 256,191 Commercial loan originations1 331,618 193,028 204,253 277,389 88,245 728,899 378,432 Residential pipeline-saleable at period end 42,847 60,585 92,141 92,017 149,896 42,847 149,896 Residential loans-sold 95,136 120,099 138,337 161,628 162,468 353,572 347,792 Residential pipeline-portfolio at period end 35,387 54,132 72,448 25,083 33,374 35,387 33,374 Residential loans-retained2 250,820 118,126 46,620 54,464 25,404 415,566 74,719 Consumer pipeline at period end 30,980 31,748 28,127 18,207 17,094 30,980 17,094 Consumer originations 66,400 63,702 46,745 47,529 62,293 176,847 171,765 PPP originations — 23,529 232,478 — 8,276 256,007 598,994 Total Pipelines at Period End $ 478,121 $ 468,479 $ 433,587 $ 302,042 $ 456,555 $ 478,121 $ 456,555 Total Originations $ 743,974 $ 518,484 $ 668,433 $ 541,010 $ 346,686 $ 1,930,891 $ 1,571,702 1Includes purchases of $17.1 million in 3Q’21 2Includes purchases of $180.8 million in 3Q'21 and $38.4 million in 2Q’21 Loan Production and Pipeline Trend

Expanding Seacoast's Commercial Banking Presence Across Florida

Investing in growth and transforming the experience for our bankers and customers

3Q 2020
- Dan Hilken joins as Central FL Regional Market President with a 30 year career, most recently with Wells Fargo
- Austen Carroll joins as Chief Lending Officer, previously Chief Banking Officer at Ameris

4Q 2020
- Ron York joins as Treasury Management Executive, previously with First Horizon
- Pam Notarantonio joins as Central FL Regional Credit Officer after 32 years with Wells Fargo

1Q 2021
- Chris Rolle joins as West FL Regional Market President, formerly Director of Middle Market Banking at Synovus and Central FL Market President at BB&T
- Robert Hursh joins as Pinellas County (St. Pete) Market President, continuing a log career in market, formerly with Synovus and Regions

2Q 2021
- James Norton joins as CRE Director, formerly Executive Director of Real Estate Banking at JPMorgan Chase

3Q 2021
- Brannon Fitch, formerly of BB&T, joins as Northeast FL Market President leading strategic geographic expansion
- Tim McLean joins as SVP Commercial Real Estate in Naples, formerly with BB&T

Seacoast BANKING CORPORATION OF FLORIDA THIRD QUARTER 2021 EARNINGS PRESENTATION

24

25 THIRD QUARTER 2021 EARNINGS PRESENTATION Legacy Bank of Florida Acquisition Fair Value of Assets and Liabilities Acquired (Preliminary) (In thousands) August 6, 2021 Assets: Cash $ 98,101 Debt securities 992 Loans by segment: Construction and land development 36,651 Commercial real estate - owner-occupied 35,363 Commercial real estate - non owner-occupied 237,091 Residential Real Estate 70,541 Commercial and financial 58,324 Consumer 647 PPP loans 38,598 Total Loans 477,215 Fixed assets 2,577 Core deposit intangibles 3,454 Goodwill 30,978 Other assets 15,532 Totals $ 628,849 Liabilities: Deposits 494,921 Other liabilities 42,705 Totals $ 537,626 Loan Portfolio Valuation and CECL Impact Loans acquired of $477.2 million includes: • $5.3 million purchase discount on $381.3 million in non-PCD loans, to be accreted through yield over the life of the loans. • $3.8 million purchase discount on $66.4 million in PCD loans, of which $3.0 million is recorded as an allowance and $0.8 million will be accreted through yield over the life of the loans. • $38.6 million in PPP loans $11.2 million in allowance, or 2.3% of the acquired loan balance, recorded on day one: • $8.2 million on non-PCD loans recorded as provision expense through the income statement • $3.0 million on PCD loans recorded as an increase to the loans’ amortized cost basis. PCD Loan Identification Loans acquired were identified as PCD based on: • History of past due payments • Rating below "pass" • FICO < 640 • Also considered industries highly affected by COVID-19

26 THIRD QUARTER 2021 EARNINGS PRESENTATION Sabal Palm Bancorp, Inc. Transaction Summary Transaction Value • $53.9 million fully diluted, $6.96 per Sabal Palm Bancorp, Inc. common share1 Consideration • Shareholders will receive 0.2203 shares of Seacoast common stock • Options are rolled over into Seacoast options based on the positive difference between $6.96 and the exercise price Closing • Expected in first quarter of 2022 Required Approvals • Regulatory authorities • Sabal Palm shareholders Additional Details and Assumptions • Sabal Palm shareholders to own approximately 2.6% of Seacoast following the Sabal Palm Bancorp, Inc. and Business Bank of Florida Corporation transactions • Approximately 40% cost savings (58% realized in 2022 and 100% in 2023 and thereafter) • Estimated core deposit intangibles of 0.75% amortized using straight-line method over 6 years • 2.08% / $5.7 million total pre-tax mark to Sabal Palm’s loan book; includes (0.75%) interest rate mark, 1.33% credit discount mark relating to the non-PCD loans, and 1.50% CECL-related ALLL 1Based on Seacoast’s closing price of $31.58 as of August 20, 2021

27 THIRD QUARTER 2021 EARNINGS PRESENTATION Business Bank of Florida, Corp. Transaction Summary Transaction Value • $28.4 million fully diluted, $25.25 per Business Bank of Florida common share1 Consideration • Shareholders will receive 0.7997 shares of Seacoast common stock • Options are rolled over into Seacoast options based on the positive difference between $25.25 and the exercise price Closing • Expected in first quarter of 2022 Required Approvals • Regulatory authorities • Business Bank of Florida shareholders Additional Details and Assumptions • Business Bank of Florida shareholders to own approximately 1.5% of Seacoast following the Sabal Palm Bancorp, Inc. and Business Bank of Florida Corporation transactions • Approximately 50% cost savings (75% realized in 2022 and 100% in 2023 and thereafter). Seacoast branch located less than ½ mile will be consolidated • Estimated core deposit intangibles of 0.75% amortized using straight-line method over 6 years • 2.84% / $3.8 million total pre-tax mark to Business Bank of Florida’s loan book; includes (0.75%) interest rate mark, 1.71% credit discount mark relating to the non-PCD loans, and 1.87% CECL-related ALLL 1Based on Seacoast’s closing price of $31.58 as of August 20, 2021

28 THIRD QUARTER 2021 EARNINGS PRESENTATION Seacoast’s Integrated Delivery Model Supports Our Growth Strategy 59% % of consumer deposits completed outside of the branch 11% % increase in consumer online users $741MM PPP loan forgiveness to date supported by fully digital platform 27K Number of outreach calls triggered by Seacoast's proprietary Connections platform 24% % Residential sales originated from alternative delivery channels 46% % of business deposits completed outside of the branch Strong momentum in usage of digital tools and other non-branch delivery channels, and tools to equip our teams to outperform 8% % increase in business online users Open - Digital numbers to be provided. All metrics compare 3Q’21 to 3Q’20

29 THIRD QUARTER 2021 EARNINGS PRESENTATION Explanation of Certain Unaudited Non-GAAP Financial Measures This presentation contains financial information determined by methods other than Generally Accepted Accounting Principles (“GAAP”). The financial highlights provide reconciliations between GAAP and adjusted financial measures including net income, noninterest income, noninterest expense, tax adjustments and other financial ratios. Management uses these non-GAAP financial measures in its analysis of the Company’s performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company’s performance. The Company believes the non-GAAP measures enhance investors’ understanding of the Company’s business and performance and if not provided would be requested by the investor community. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might define or calculate these measures differently. The Company provides reconciliations between GAAP and these non-GAAP measures. These disclosures should not be considered an alternative to GAAP.

GAAP to Non-GAAP Reconciliation

(Amounts in thousands except per share data)	Quarterly Trend 3Q'21	2Q'21	1Q'21	4Q'20	3Q'20	Nine Months Ended 3Q'21	3Q'20
Net Income	**$ 22,944**	**$ 31,410**	**$ 33,719**	**$ 29,347**	**$ 22,628**	**$ 88,073**	**$ 48,417**
Total noninterest income	19,028	15,322	17,671	14,930	16,946	52,021	46,640
Securities losses/(gains), net	30	55	114	18	(4)	199	(1,253)
Total Adjustments to Noninterest Income	30	55	114	18	(4)	199	(1,253)
Total Adjusted Noninterest Income	**19,058**	**15,377**	**17,785**	**14,948**	**16,942**	**52,220**	**45,387**
Total noninterest expense	55,268	45,784	46,120	43,681	51,674	147,172	141,871
Merger related charges	(6,281)	(509)	(581)	—	(4,281)	(7,371)	(9,074)
Amortization of intangibles	(1,306)	(1,212)	(1,211)	(1,421)	(1,497)	(3,729)	(4,436)
Business continuity expenses	—	—	—	—	—	—	(307)
Branch reductions and other expense initiatives	(870)	(663)	(449)	(354)	(464)	(1,982)	(464)
Total Adjustments to Noninterest Expense	(8,457)	(2,384)	(2,241)	(1,775)	(6,242)	(13,082)	(14,281)
Total Adjusted Noninterest Expense	**46,811**	**43,400**	**43,879**	**41,906**	**45,432**	**134,090**	**127,590**
Income Taxes	7,049	8,785	10,157	8,793	6,992	25,991	14,025
Tax effect of adjustments	2,081	598	577	440	1,530	3,256	3,195
Total Adjustments to Income Taxes	2,081	598	577	440	1,530	3,256	3,195
Adjusted Income Taxes	9,130	9,383	10,734	9,233	8,522	29,247	17,220
Adjusted Net Income	**$ 29,350**	**$ 33,251**	**$ 35,497**	**$ 30,700**	**$ 27,336**	**$ 98,098**	**$ 58,250**
Earnings per diluted share, as reported	$ 0.40	$ 0.56	$ 0.60	$ 0.53	$ 0.42	$ 1.56	$ 0.91
Adjusted Earnings per Diluted Share	**0.51**	**0.59**	**0.63**	**0.55**	**0.50**	**1.74**	**1.09**
Average diluted shares outstanding	57,645	55,901	55,992	55,739	54,301	56,441	53,325

Seacoast BANKING CORPORATION OF FLORIDA THIRD QUARTER 2021 EARNINGS PRESENTATION
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31 THIRD QUARTER 2021 EARNINGS PRESENTATION GAAP to Non-GAAP Reconciliation Quarterly Trend Nine Months Ended (Amounts in thousands except per share data) 3Q'21 2Q'21 1Q'21 4Q'20 3Q'20 3Q'21 3Q'20 Adjusted Noninterest Expense $ 46,811 $ 43,400 $ 43,879 $ 41,906 $ 45,432 $ 134,090 $ 127,590 Foreclosed property expense and net (loss)/gain on sale (66) 90 65 (1,821) (512) 89 (442) Provision for unfunded commitments (133) — — 795 (756) (133) (980) Net Adjusted Noninterest Expense $ 46,612 $ 43,490 $ 43,944 $ 40,880 $ 44,164 $ 134,046 $ 126,168 Revenue $ 90,352 $ 81,124 $ 84,281 $ 83,721 $ 80,449 $ 255,757 $ 240,592 Total Adjustments to Revenue 30 55 114 18 (4) 199 (1,253) Impact of FTE adjustment 131 131 131 112 118 393 348 Adjusted Revenue on a Fully Taxable Equivalent Basis $ 90,513 $ 81,310 $ 84,526 $ 83,851 $ 80,563 $ 256,349 $ 239,687 Adjusted Efficiency Ratio 51.50% 53.49% 51.99% 48.75% 54.82% 52.29% 52.64 % Net Interest Income $ 71,324 $ 65,802 $ 66,610 $ 68,791 $ 63,503 $ 203,736 $ 193,952 Impact of FTE adjustment 131 131 131 112 118 393 348 Net Interest Income including FTE adjustment $ 71,455 $ 65,933 $ 66,741 $ 68,903 $ 63,621 $ 204,129 $ 194,300 Total noninterest income 19,028 15,322 17,671 14,930 16,946 52,021 46,640 Total noninterest expense 55,268 45,784 46,120 43,681 51,674 147,172 141,871 Pre-Tax Pre-Provision Earnings $ 35,215 $ 35,471 $ 38,292 $ 40,152 $ 28,893 $ 108,978 $ 99,069 Total Adjustments to Noninterest Income 30 55 114 18 (4) 199 (1,253) Total Adjustments to Noninterest Expense (8,656) (2,294) (2,176) (2,801) (7,510) (13,126) (15,703) Adjusted Pre-Tax Pre-Provision Earnings $ 43,901 $ 37,820 $ 40,582 $ 42,971 $ 36,399 $ 122,303 $ 113,519 Average Assets $ 9,753,734 $ 9,025,846 $ 8,485,354 $ 8,376,396 $ 8,086,890 $ 9,092,958 $ 7,686,611 Less average goodwill and intangible assets (254,980) (235,964) (237,323) (238,631) (228,801) (242,820) (228,795) Average Tangible Assets $ 9,498,754 $ 8,789,882 $ 8,248,031 $ 8,137,765 $ 7,858,089 $ 8,850,138 $ 7,457,816 Return on Average Assets (ROA) 0.93% 1.40% 1.61% 1.39% 1.11% 1.29% 0.84 % Impact of removing average intangible assets and related amortization 0.07 0.08 0.09 0.10 0.09 0.08 0.09

GAAP to Non-GAAP Reconciliation

	Quarterly Trend					Nine Months Ended	
(Amounts in thousands except per share data)	**3Q'21**	2Q'21	1Q'21	4Q'20	3Q'20	3Q'21	3Q'20
Return on Average Tangible Assets (ROTA)	1.00	1.48	1.70	1.49	1.20	1.37	0.93
Impact of other adjustments for Adjusted Net Income	0.23	0.04	0.05	0.01	0.18	0.11	0.11
Adjusted Return on Average Tangible Assets	**1.23**	**1.52**	**1.75**	**1.50**	**1.38**	**1.48**	**1.04**
Average Shareholders' Equity	$ 1,248,547	$ 1,170,395	$ 1,136,416	$ 1,111,073	$ 1,061,807	$ 1,185,530	$ 1,023,107
Less average goodwill and intangible assets	(254,980)	(235,964)	(237,323)	(238,631)	(228,801)	(242,820)	(228,795)
Average Tangible Equity	**$ 993,567**	**$ 934,431**	**$ 899,093**	**$ 872,442**	**$ 833,006**	**$ 942,710**	**$ 794,312**
Return on Average Shareholders' Equity	7.29 %	10.76 %	12.03 %	10.51 %	8.48 %	9.93 %	6.32 %
Impact of removing average intangible assets and related amortization	2.27	3.12	3.59	3.36	2.87	2.96	2.39
Return on Average Tangible Common Equity (ROTCE)	9.56	13.88	15.62	13.87	11.35	12.89	8.71
Impact of other adjustments for Adjusted Net Income	2.16	0.39	0.39	0.13	1.71	1.02	1.09
Adjusted Return on Average Tangible Common Equity	**11.72**	**14.27**	**16.01**	**14.00**	**13.06**	**13.91**	**9.80**
Loan Interest Income[1]	$ 64,517	$ 60,440	$ 62,390	$ 65,684	$ 60,573	$ 187,347	$ 189,026
Accretion on acquired loans	(3,483)	(2,886)	(2,868)	(4,448)	(3,254)	(9,237)	(10,529)
Interest and fees on PPP loans	(5,917)	(5,127)	(6,886)	(5,187)	(1,719)	(17,930)	(6,787)
Loan interest income excluding PPP and accretion on acquired loans	**$ 55,117**	**$ 52,427**	**$ 52,636**	**$ 56,049**	**$ 55,600**	**$ 160,180**	**$ 171,710**
Yield on Loans[1]	4.49 %	4.33 %	4.39 %	4.42 %	4.11 %	4.40 %	4.51 %
Impact of accretion on acquired loans	(0.24)	(0.21)	(0.20)	(0.30)	(0.22)	(0.21)	(0.25)
Impact of PPP loans	(0.22)	0.01	(0.04)	0.11	0.33	(0.09)	0.11
Yield on loans excluding PPP and accretion on acquired loans	**4.03 %**	**4.13 %**	**4.15 %**	**4.23 %**	**4.22 %**	**4.10 %**	**4.37 %**

[1] *On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.*

Seacoast BANKING CORPORATION OF FLORIDA THIRD QUARTER 2021 EARNINGS PRESENTATION

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GAAP to Non-GAAP Reconciliation

(Amounts in thousands except per share data)	Quarterly Trend 3Q'21	2Q'21	1Q'21	4Q'20	3Q'20	Nine Months Ended 3Q'21	3Q'20
Net Interest income[1]	$ 71,455	$ 65,933	$ 66,741	$ 68,903	$ 63,621	$ 204,129	$ 194,300
Accretion on acquired loans	(3,483)	(2,886)	(2,868)	(4,448)	(3,254)	(9,237)	(10,529)
Interest and fees on PPP loans	(5,917)	(5,127)	(6,886)	(5,187)	(1,719)	(17,930)	(6,787)
Net interest income excluding PPP and accretion on acquired loans	**$ 62,055**	**$ 57,920**	**$ 56,987**	**$ 59,268**	**$ 58,648**	**$ 176,962**	**$ 176,984**
Net Interest Margin[1]	3.22 %	3.23 %	3.51 %	3.59 %	3.40 %	3.32 %	3.67 %
Impact of accretion on acquired loans	(0.15)	(0.14)	(0.15)	(0.23)	(0.17)	(0.15)	(0.20)
Impact of PPP loans	(0.18)	(0.06)	(0.11)	0.01	0.19	(0.12)	0.04
Net interest margin excluding PPP and accretion on acquired loans	**2.89 %**	**3.03 %**	**3.25 %**	**3.37 %**	**3.42 %**	**3.05 %**	**3.51 %**
Security Interest Income[1]	$ 7,956	$ 6,745	$ 6,485	$ 6,586	$ 7,129	$ 21,186	$ 23,702
Tax equivalent adjustment on securities	(38)	(39)	(39)	(23)	(32)	(116)	(93)
Security interest income excluding tax equivalent adjustment	**$ 7,918**	**$ 6,706**	**$ 6,446**	**$ 6,563**	**$ 7,097**	**$ 21,070**	**$ 23,609**
Loan Interest Income[1]	$ 64,517	$ 60,440	$ 62,390	$ 65,684	$ 60,573	$ 187,347	$ 189,026
Tax equivalent adjustment on loans	(93)	(92)	(92)	(89)	(86)	(277)	(255)
Loan interest income excluding tax equivalent adjustment	**$ 64,424**	**$ 60,348**	**$ 62,298**	**$ 65,595**	**$ 60,487**	**$ 187,070**	**$ 188,771**
Net Interest Income[1]	$ 71,455	$ 65,933	$ 66,741	$ 68,903	$ 63,621	$ 204,129	$ 194,300
Tax equivalent adjustment on securities	(38)	(39)	(39)	(23)	(32)	(116)	(93)
Tax equivalent adjustment on loans	(93)	(92)	(92)	(89)	(86)	(277)	(255)
Net interest income excluding tax equivalent adjustment	**$ 71,324**	**$ 65,802**	**$ 66,610**	**$ 68,791**	**$ 63,503**	**$ 203,736**	**$ 193,952**

[1]*On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.*

Seacoast BANKING CORPORATION OF FLORIDA THIRD QUARTER 2021 EARNINGS PRESENTATION

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